FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Brandon Davis, 312-822-5167	James Anderson, 312-822-7757
Sarah Pang, 312-822-6394	Emma Riza, 312-822-5960
Robert Tardella, 312-822-4387
CNA FINANCIAL ANNOUNCES FIRST QUARTER 2017 RESULTS

•	Q1 NET INCOME OF $260M; $0.96 PER SHARE

•	Q1 NET OPERATING INCOME OF $235M; $0.87 PER SHARE

•	NET INCOME ROE OF 8.8%; NET OPERATING INCOME ROE OF 7.9%

•	2017 P&C COMBINED RATIO OF 97.2% VS 96.1% IN 2016

•	ADJUSTED 2017 P&C COMBINED RATIO OF 94.8% EX PREMIUM ADJUSTMENT

•	QUARTERLY DIVIDEND OF $0.25 PER SHARE
CHICAGO, May 1, 2017 --- CNA Financial Corporation (NYSE: CNA) today announced first quarter 2017 net income of $260 million, or $0.96 per share, and net operating income of $235 million, or $0.87 per share. Property & Casualty Operations' combined ratio for the first quarter was 97.2%; 94.8% excluding the impact of the Small Business premium adjustment.
CNA Financial declared a quarterly dividend of $0.25 per share, payable May 31, 2017 to stockholders of record on May 15, 2017.

	Results for the Three Months Ended March 31
($ millions, except per share data)	2017	2016
Net operating income (loss) (a)	$235	$91
Net realized investment gains (losses)	25	(25)
Net income (loss)	$260	$66

Net operating income (loss) per diluted share	$0.87	$0.34
Net income (loss) per diluted share	0.96	0.24

	March 31, 2017	December 31, 2016
Book value per share	$43.15	$44.25
Book value per share excluding AOCI	43.49	44.89

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer herein and to Note O in the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2016 for further discussion of this non-GAAP financial measure.

Property & Casualty Operations' net operating income was $268 million for the first quarter of 2017 as compared with $207 million in the prior year quarter. This increase was primarily due to higher net investment income and lower underwriting expenses partially offset by unfavorable premium development. Catastrophe losses were $24 million, after tax, for the quarters ended March 31, 2017 and 2016.
Net operating loss for our non-core segments improved $83 million for the first quarter of 2017 as compared with the prior year quarter. The improvement was primarily in the Corporate & Other Non-Core segment driven by lower adverse prior year reserve development recorded in 2017 under the Asbestos and Environmental Pollution (A&EP) 2010 Loss Portfolio Transfer as compared to 2016. The Life & Group Non-Core segment added $6 million of improvement, generating $4 million of net operating income.
Net investment income, after tax, increased to $389 million as compared with $315 million in the prior year quarter. The increase was driven by limited partnership investments, which returned 3.8% in 2017 as compared with (0.6)% in the prior year period. Income from fixed maturity securities, after tax, for the first quarter of 2017 increased $7 million as compared with the same period in 2016, primarily due to an increase in the invested asset base.
Property & Casualty Operations
"Given our focus on underwriting performance and expense discipline, I am pleased that each of our P&C segments produced underlying adjusted combined ratios equal to or better than last year's first quarter," said Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation. "Our net operating income of $235 million included favorable prior year loss reserve development from each of our P&C segments and a lower expense base than a year ago."

	Results for the Three Months Ended March 31
($ millions)	2017	2016
Net written premiums	$1,632	$1,668
NWP change (% year over year)	(2)%	—%
Net investment income	$343	$245
Net operating income	268	207
Net income	285	191

Loss ratio excluding catastrophes and development	62.2%	62.0%
Effect of catastrophe impacts	2.2	2.3
Effect of development-related items	(2.4)	(3.6)
Loss ratio	62.0%	60.7%

Combined ratio	97.2%	96.1%
Combined ratio excluding catastrophes and development	97.4%	97.4%

Business Operating Highlights
Specialty

	Results for the Three Months Ended March 31
($ millions)	2017	2016
Net written premiums	$679	$684
NWP change (% year over year)	(1)%	(2)%
Net operating income	$154	$127
Net income	158	120

Loss ratio excluding catastrophes and development	62.8%	62.5%
Effect of catastrophe impacts	0.5	0.6
Effect of development-related items	(5.1)	(6.0)
Loss ratio	58.2%	57.1%

Combined ratio	90.2%	89.4%
Combined ratio excluding catastrophes and development	94.8%	94.8%

•	Net operating income increased $27 million for the first quarter of 2017 as compared with the prior year quarter, primarily due to higher net investment income.

•
The combined ratio increased 0.8 points as compared with the prior year quarter. The loss ratio increased 1.1 points driven by lower favorable net prior year development. Catastrophe losses were $4 million, or 0.5 points of the loss ratio in the first quarter of 2017, as compared to $4 million, or 0.6 points of the loss ratio, for the prior year quarter. The expense ratio improved 0.2 points as compared with the prior year quarter.

•
Net written premiums decreased $5 million as compared with the prior year quarter driven by lower new business. Average rate increased 1% for the policies that renewed in the first quarter of 2017 while achieving a retention of 88%.

Commercial

	Results for the Three Months Ended March 31
($ millions)	2017	2016
Net written premiums	$715	$748
NWP change (% year over year)	(4)%	(1)%
Net operating income	$94	$74
Net income	102	62

Loss ratio excluding catastrophes and development	62.3%	61.6%
Effect of catastrophe impacts	4.0	4.1
Effect of development-related items	0.7	(1.5)
Loss ratio	67.0%	64.2%

Combined ratio	104.9%	101.9%
Combined ratio excluding catastrophes and development	100.2%	99.3%

•
Net written premiums decreased $33 million for the first quarter of 2017 as compared with the prior year quarter, due to unfavorable premium development driven by a premium adjustment within Small Business partially offset by higher new business within Middle Markets. Average rate was flat for the policies that renewed in the first quarter of 2017 while achieving a retention of 83%.

•
Net operating income increased $20 million for the first quarter of 2017 as compared with the prior year quarter, due to higher net investment income, lower underwriting expenses and higher favorable net prior year loss reserve development, partially offset by unfavorable premium development driven by the Small Business premium adjustment.

•
The combined ratio increased 3.0 points for the first quarter of 2017, as compared with the prior year quarter, due to the unfavorable premium development. Excluding the impact of the Small Business premium adjustment on the ratios for both periods, the combined ratio decreased 3.6 points, driven by a 1.4 point decrease in the loss ratio primarily due to higher favorable net prior year loss reserve development and a 2.3 point decrease in the expense ratio primarily due to lower employee costs.

Catastrophe losses were $27 million, or 4.0 points of the loss ratio in the first quarter of 2017, as compared to $28 million, or 4.1 points of the loss ratio, for the prior year quarter.

International

	Results for the Three Months Ended March 31
($ millions)	2017	2016
Net written premiums	$238	$236
NWP change (% year over year)	1%	11%
Net operating income	$20	$6
Net income	25	9

Loss ratio excluding catastrophes and development	59.6%	61.5%
Effect of catastrophe impacts	1.7	2.1
Effect of development-related items	(3.0)	(2.4)
Loss ratio	58.3%	61.2%

Combined ratio	95.1%	99.0%
Combined ratio excluding catastrophes and development	96.4%	99.3%

•
Net operating income increased $14 million for the first quarter of 2017 as compared with the prior year quarter, due to the favorable period over period effect of foreign currency exchange gains and losses and improved underwriting results.

•
The combined ratio improved 3.9 points as compared with the prior year quarter. The loss ratio improved 2.9 points, primarily due to an improved current accident year loss ratio driven by a lower level of large losses and higher favorable premium development. Catastrophe losses were $3 million, or 1.7 points of the loss ratio, in the first quarter of 2017 as compared to $4 million, or 2.1 points of the loss ratio, for the prior year quarter. The expense ratio improved 1.0 point in the current quarter, primarily due to foreign currency fluctuations.

•
Net written premiums were consistent with the prior year quarter. Excluding the effect of foreign currency exchange rates and premium development, net written premiums for the first quarter of 2017 increased 1.1%. Average rate was flat for the policies that renewed in the first quarter of 2017 while achieving a retention of 76%.

Life & Group Non-Core

	Results for the Three Months Ended March 31
($ millions)	2017	2016
Total operating revenues	$331	$318
Net investment income	197	187
Net operating income (loss)	4	(2)
Net income (loss)	10	(5)

•
Net operating results improved $6 million for the first quarter of 2017 as compared with the prior year quarter. The improvement was driven by higher net investment income and favorable morbidity partially offset by unfavorable persistency in the long term care business.

Corporate & Other Non-Core

	Results for the Year Ended December 31
($ millions)	2017	2016
Net investment income	$5	$3
Interest expense	38	42
Net operating loss	(37)	(114)
Net loss	(35)	(120)

•
Net operating loss was $37 million, an improvement of $77 million compared with the prior year quarter. This improvement was driven by lower adverse prior year reserve development recorded in 2017 for A&EP under the 2010 Loss Portfolio Transfer.

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 14th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 516-2447, or for international callers, (719) 325-2216. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting Robert Tardella at 312-822-4387.
Definition of Reported Segments
Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
Commercial works with an independent agency distribution system and a network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations.
International provides property and casualty insurance and specialty coverages on a global basis through its operations in Canada, the United Kingdom, Continental Europe, China and Singapore as well as through its presence at Lloyd’s of London.
Life & Group Non-Core primarily includes the results of the individual and group long term care businesses that are in run off.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of Specialty, Commercial and International, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. Net operating income, which is derived from certain income statement amounts, is used by management to monitor performance of the Company's insurance operations. The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk. Based on such analyses, the Company may recognize an other-than-temporary impairment (OTTI) loss on an investment security in accordance with its policy, or sell a security, which may produce realized gains and losses.
Net operating income (loss) is calculated by excluding from net income (loss) the after-tax effects of i) net realized investment gains or losses, ii) income or loss from discontinued operations and iii) any cumulative effects of changes in accounting guidance. The calculation of net operating income excludes net realized investment gains or losses because net realized investment gains or losses are largely discretionary, except for some losses related to OTTI, and are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not considered an indication of trends in insurance operations. Management monitors net operating income (loss) for each business segment to assess segment performance. Presentation of consolidated net operating income (loss) is deemed to be a non-GAAP financial measure.
For reconciliations of non-GAAP measures to the most comparable GAAP measures and other information, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.

Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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